ARMADA
Health Care

August 8, 2014

Dr. William A. Carter Chairman and CEO Hemispherx Biopharma, Inc.
JFK Boulevard
Suite 500
Philadelphia, Pa 19103

Re: Agreements Between Armada Health Care, LLC and Hemispherx Biopharma, Inc. and
BioRidge Pharma and Hemispherx Biopharma, Inc.

Dear Dr. Carter,
Armada Health Care and BioRidge Pharma would like to request an extension to the above mentioned contracts initially signed on August 15, 2011 and extended in 2012 and 2013 through August 14, 2014 subject to the same terms and conditions currently in place.

Please sign this acceptance letter as acknowledgment of the extension through August 14, 2015 and return to my attention via fax or e-mail. I can be reached at 973-564-8004 if you have any questions or concerns.

Regards,

Ryan Oligino
Vice President
Armada Health Care
Phone: 973-564-8004
Fax: 973-564-8010

/S/: William A. Carter
(signature)
William A. Cartrer
(print name)
CEO and Chairman
(Title)
8/9/2014
(Date)